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                                                                    EXHIBIT 4.4


                            NON-EMPLOYEE DIRECTOR
                    NON-QUALIFIED STOCK OPTION AGREEMENT

             (NON-EMPLOYEE DIRECTOR OMNIBUS STOCK PLAN OF 1994)



OPTIONEE:
                         --------------------------------
NUMBER OF SHARES
SUBJECT TO OPTION:
                         ---------------
DATE OF GRANT:           August 28, 1995



     This Non-Qualified Stock Option Agreement (the "Option Agreement") is made this 28th day of August, 1995, between the optionee listed above (the "Optionee") and VECTOR AEROMOTIVE CORPORATION, a Nevada Corporation (the "Company").


I.   THE GRANT

     The Company, pursuant to the provisions of the Company's Non-Employee Director Omnibus Stock Plan of 1994 (the "1994 Omnibus Plan"), set forth as Attachment A hereto, hereby grants to the Optionee, who is a member of the Company's Board of Directors but not an Employee of the Company, subject to the terms and conditions set forth or incorporated herein, a non-qualified option to purchase (the "Option") from the Company all or any part of the number of Common Shares shown above (the "Option Shares"), as such Common Shares are now constituted, at a purchase price of $0.38 per Share (the "Exercise Price"), effective as of the date of grant set forth above (the "Grant Date"). The provisions of the 1994 Omnibus Plan governing the terms and conditions of the

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CALIFORNIA RESIDENTS

     THE SALE OF SECURITIES WHICH ARE THE SUBJECT OF THE OPTIONS DESCRIBED HEREIN HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES WHO HOLD OPTIONS ARE EXPRESSLY CONDITIONED ON THE QUALIFICATION BEING OBTAINED

     IF THE OPTIONEE IS A RESIDENT OF THE STATE OF CALIFORNIA, THE OPTIONEE REPRESENTS AND WARRANTS THAT ANY PURCHASE OF OPTION SHARES HEREUNDER WILL BE FOR THE OPTIONEE'S OWN ACCOUNT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION OF THE SECURITY.